UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2005

eOn Communications Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-26399	62-1482176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4105 Royal Drive NW, Suite 100, Kennesaw, Georgia	30144
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 770-423-2200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On December 22, 2005 eOn Communications Corporation signed the final Equity Sales Contracts (“Contracts”) to sell its 54% interest in Cortelco Shanghai Telecom Equipment Company (“Cortelco Shanghai”) to the 46% minority holder, Shanghai Fortune Telecommunication Technology Development Co. Ltd. (“Shanghai Fortune”) and members of management of Cortelco Shanghai.

The Contracts are subject to approval of China government authorities and the parties expect closing to be late January 2006. eOn and Shanghai Fortune have agreed to have Cortelco Shanghai issue a dividend as part of the transaction. As a result, eOn will receive a dividend of approximately $495,000 and a net purchase price of $1,305,000 (before taxes) yielding a total price of approximately $1.8 million.

For additional information, please refer to the agreements, a copy of which is being filed as exhibits 10.1 and 10.2 to this report and the press release issued on December 27, 2005, a copy of which is being filed as exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Equity Sales Contract dated as of December 22, 2005 between Cortelco China Corporation, a wholly owned subsidiary of eOn Communications Corporation and Shanghai Fortune Investment & Development Co. Ltd to sell 34.143% interest (English translation)

10.2	Equity Sales Contract dated as of December 22, 2005 between Cortelco China Corporation, a wholly owned subsidiary of eOn Communications Corporation and management of Cortelco Shanghai to sell 20% interest (English translation)

99.1	Press release issued by eOn Communications Corporation dated December 27, 2005 announcing agreement to sell Cortelco Shanghai ownership.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2005

EON COMMUNICATIONS CORPORATION

By:	/s/ STEPHEN R. BOWLING
Stephen R. Bowling Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibit

10.1	Equity Sales Contract dated as of December 22, 2005 between Cortelco China Corporation, a wholly owned subsidiary of eOn Communications Corporation and Shanghai Fortune Investment & Development Co. Ltd to sell 34.143% interest (English translation)

10.2	Equity Sales Contract dated as of December 22, 2005 between Cortelco China Corporation, a wholly owned subsidiary of eOn Communications Corporation and management of Cortelco Shanghai to sell 20% interest (English translation)

99.1	Press release issued by eOn Communications Corporation dated December 27, 2005 announcing agreement to sell Cortelco Shanghai ownership.